UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 30, 2009

Date of Report (Date of earliest event reported)

ADVANCED MICRO DEVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-07882	94-1692300
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One AMD Place

P.O. Box 3453

Sunnyvale, California 94088-3453

(Address of principal executive offices) (Zip Code)

(408) 749-4000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 30, 2009, Morton L. Topfer retired from his position as a member of the Board of Directors (the “Board”) of Advanced Micro Devices, Inc. (the “Company”). Mr. Topfer was also a member of the Compensation Committee of the Board. A copy of the press release announcing Mr. Topfer’s retirement is attached as Exhibit 99.1.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 30, 2009, the Company’s Board approved an amendment (the “Amendment”) to Article III, Section 1 of the Company’s Amended and Restated Bylaws (as amended, the “Bylaws”) to increase the authorized number of directors who may serve on the Company’s Board to twelve (12).

A copy of the Bylaws, as amended and restated, is attached hereto as Exhibit 3.1 and incorporated herein by reference. The foregoing description of the amendment to the Bylaws is qualified in its entirety by reference to the full text of the Bylaws.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

3.1	Advanced Micro Devices, Inc. Amended and Restated Bylaws, as amended on July 30, 2009.

99.1	Press release dated as of August 3, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 3, 2009	ADVANCED MICRO DEVICES, INC.

	By:	/s/ Faina Medzonsky
	Name:	Faina Medzonsky
	Title:	Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description
3.1	Advanced Micro Devices, Inc. Amended and Restated Bylaws, as amended on July 30, 2009.

99.1	Press release dated as of August 3, 2009